             UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  The unaudited condensed consolidated financial statements as of June 30, 1997 and for the six month periods ended June 30, 1997 and 1996 reflect the consolidated financial results of Ascend and Cascade as the merger was consummated on a pooling of interests basis on June 30, 1997.


                          ASCEND COMMUNICATIONS, INC.
                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                            (AMOUNTS IN THOUSANDS)

                                                                JUNE 30, 1997
                                                                -------------
ASSETS
Current assets:
  Cash, cash equivalents and short term investments...........  $  562,167
  Account receivable, net.....................................     237,185
  Inventories.................................................      96,939
  Other current assets........................................      75,364
                                                                ----------
    Total current assets......................................     971,655
Investments...................................................      54,203
Furniture, fixtures and equipment, net........................      89,546
Other assets..................................................      16,666
                                                                ----------
  Total assets................................................  $1,132,070
                                                                ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities....................  $  298,985
                                                                ----------
    Total current liabilities.................................     298,985
Commitments and contingencies
Stockholders' equity:
  Common stock................................................         188
  Additional paid-in capital..................................     829,989
  Retained earnings...........................................       2,908
                                                                ----------
    Total stockholders' equity................................     833,085
                                                                ----------
    Total liabilities and stockholders' equity................  $1,132,070
                                                                ==========

--------
See accompanying notes to Unaudited Condensed Consolidated Financial Statements.

                          ASCEND COMMUNICATIONS, INC.
             UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                 SIX MONTHS        SIX MONTHS
                                                                    ENDED            ENDED
                                                                JUNE 30, 1997    JUNE 30, 1996
                                                                -------------    -------------
Net sales......................................................   $604,433         $353,646
Cost of sales..................................................    211,064          125,207
                                                                  --------         --------
  Gross profit.................................................    393,369          228,439
Operating expenses:
  Research and development.....................................     74,889           38,747
  Sales and marketing..........................................    113,117           63,156
  General and administrative...................................     18,544           13,853
  Purchased research and development...........................    231,100                -
  Costs of Merger..............................................    150,271                -
                                                                  --------         --------
    Total operating expenses...................................    587,921          115,756

Operating income (loss)........................................   (194,552)         112,683
Interest income, net...........................................     11,578            7,949
                                                                  --------         --------
Income (loss) before income taxes..............................   (182,974)         120,632
Provision for income taxes.....................................     29,104           46,387
                                                                  --------         --------
Net income (loss)..............................................  ($212,078)          74,245
                                                                  ========         ========
Net income (loss) per share....................................   $  (1.13)        $   0.38
                                                                  ========         ========
Number of shares used in per share calculation.................    187,099          194,557
                                                                  ========         ========

--------
See accompanying notes to Unaudited Condensed Consolidated Financial Statements.


NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  On June 30, 1997, Ascend completed its merger (the "Merger") with Cascade. The Merger was recorded as a pooling of interests. In the Merger, each outstanding share of common stock of Cascade was converted into the right to receive 0.7 of a share of the common stock of the Company. The Company issued approximately 66,346,000 shares of common stock in exchange for all outstanding shares of Cascade common stock.

  The condensed consolidated financial information at June 30, 1997 and for the six month periods ended June 30, 1997 and 1996 is unaudited, but includes all adjustments that the Company considers necessary for a fair presentation of the financial information set forth therein, in accordance with generally accepted accounting principles. The results for the six month periods ended June 30, 1997 and 1996 should not be considered indicative of the results to be expected for a future period or for the entire year ended December 31, 1997.

   Separate results of operations for the three-month period ended March 31, 1997 are as follows:

        Net Sales:         Ascend          $ 202,412
                           Cascade            90,328
                                           ---------
                           Total           $ 292,740
                                           =========

        Net Income (Loss): Ascend          $  35,093
                           Cascade          (198,334)
                                           ---------
                           Total           $(163,241)
                                           =========